Exhibit 99.4

[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

The Board of Directors

Apple REIT Six, Inc.

814 East Main Street

Richmond, Virginia 23219

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 29, 2012, to the Board of Directors of Apple REIT Six, Inc. (“Apple Six”) as an annex to, and reference thereto under the headings “SUMMARY TERM SHEET — Opinion of Wells Fargo Securities, LLC” and “THE MERGER — Opinion of Wells Fargo Securities, LLC” in, the proxy statement/prospectus relating to the proposed transaction involving Apple Six and BRE Select Hotels Corp (“BRE”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of BRE. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Wells Fargo Securities, LLC
WELLS FARGO SECURITIES, LLC

January 18, 2013